Exhibit 10.15

THE 2012 RESTRICTED STOCK PLAN FOR DIRECTORS OF AMPHENOL CORPORATION

I.     PURPOSE OF PLAN; DEFINITIONS.

1.1  Purpose.

The purpose of the 2012 Restricted Stock Plan for Directors of Amphenol Corporation (the “Plan”) is to strengthen Amphenol Corporation, a Delaware corporation (the “Company”), by providing an additional means of attracting, retaining and compensating highly qualified individuals for service as members of the Board of Directors of the Company.  The Plan enables Non-Employee Directors to increase their ownership of the Company’s Common Stock, allowing them to have a greater personal financial stake in the Company and underscoring their common interest with stockholders in increasing the value of the Company’s Common Stock in the long term.

1.2  Definitions.

For purposes of this Plan, the following terms shall be defined as indicated, unless otherwise clearly required by the context in which the term appears:

“Award” shall mean any award of Restricted Shares under the Plan.

“Board of Directors” shall mean the Board of Directors of the Company.

“Change of Control” shall mean the occurrence of any of the following events with respect to the Company:

(i)    Upon consummation of a reorganization, merger or consolidation (a “Business Combination”), in each case, unless, following such Business Combination:

(A)                               the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Common Stock of the Company (the “Outstanding Common Stock”) and the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; and

(B)                               no Person (as defined in subparagraph (iii) below) (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such other corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership of Outstanding Common Stock or Outstanding Voting Securities existed prior to the Business Combination; and

(C)                               at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board of Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(ii)                              If individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of (A) an actual or threatened election contest with respect to the election or removal of directors; (B) an actual or threatened solicitation of proxies or consents; or (C) any other actual or threatened action by, or on behalf of, any Person other than the Board of Directors; or

(iii)                              Upon the acquisition after the Effective Date by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then Outstanding Common Stock or (B) the combined voting power of the Outstanding Voting Securities; provided, however, that the following acquisitions shall not be deemed to be covered by this subparagraph (iii):  (x) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by the Company, (y) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or (z) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subparagraph (i) above; or

(iv)                             The consummation of the sale of all or substantially all of the assets of the Company or approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Nominating/Corporate Governance Committee of the Board of Directors.

“Common Stock” shall mean the authorized and issuable common stock of the Company ($.01 par value).

“Effective Date” shall mean May 23, 2012, subject to Section 4.6.

“Fair Market Value” shall mean the market price of one share of Common Stock as of a specified date, determined by the Committee as follows:

(i)                                    If the Common Stock is traded on the New York Stock Exchange or another United States stock exchange, then the Fair Market Value shall be equal to the closing price for a share of Common Stock reported for such date by the applicable composite-transactions report;

(ii)                                  If the Common Stock is traded on The NASDAQ Stock Market, then the Fair Market Value shall be equal to the last reported sale price reported for such date by The NASDAQ Stock Market;

(iii)                              If the Common Stock is traded over-the-counter, then the Fair Market Value shall be equal to the last reported sale price reported for such date by the OTC Bulletin Board or, if not so reported, shall be equal to the closing sale price quoted for such date by Pink OTC Markets Inc. or similar organization or, if no last reported or closing sale price is reported, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the OTC Bulletin Board or, if the Common Stock is not quoted on the OTC Bulletin Board, by Pink OTC Markets Inc. or similar organization; or

(iv)                          If none of subparagraphs (i) through (iii) above is applicable, then Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.  In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

“Non-Employee Director” shall mean each member of the Board of Directors who is not a current employee or a current officer of the Company or any of its affiliates or subsidiaries.

“Permanent Disability” shall mean the inability of a Non-Employee Director by reason of illness or injury to perform substantially all of his or her duties as a Non-Employee Director for the remainder of the Non-Employee Director’s current term.

“Restricted Share” shall mean a share of Common Stock awarded under the Plan and subject to the terms, conditions and restrictions set forth in the Plan and a Restricted Share Agreement.

“Restricted Share Agreement” shall mean the agreement between the Company and the Non-Employee Director that contains the terms, conditions and restrictions pertaining to such Award of Restricted Shares.

II.    ADMINISTRATION; PARTICIPATION.

2.1  Administration.

This Plan shall be administered by the Committee.  Subject to the express provisions of this Plan, the Committee shall have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and participants under this Plan, to further define the terms used in this Plan, to prescribe, amend and rescind rules and regulations relating to the administration of this Plan and to make all other determinations necessary or advisable for the administration of this Plan.  The determinations of the Committee on the foregoing matters shall be conclusive.

2.2  Participation.

All Non-Employee Directors shall be eligible to participate in this Plan.

2.3  Stock Subject to the Plan.

Subject to Section 4.1 hereof, the stock to be offered under this Plan shall be shares of authorized but unissued Common Stock or Common Stock held in treasury.  The aggregate amount of Common Stock authorized for issuance under the Plan shall not exceed the sum of 125,000 shares of Common Stock.  Such amount of Common Stock is hereby reserved for issuance under this Plan.  If any Restricted Share is forfeited to the Company on account of a failure to vest, such Restricted Share shall again be available for the purposes of this Plan.

2.3  Restricted Share Agreements.

Each Award granted pursuant to this Plan shall be evidenced by a written Restricted Share Agreement.

III.  AWARDS.

3.1  Grants of Restricted Shares.

(a)   Annual Grants.  On the first business day following the day of each annual meeting of the stockholders of the Company beginning in 2012, each person who is then a Non-Employee Director shall automatically and without further action by the Committee be granted an Award of a number of Restricted Shares having a Fair Market Value, in the aggregate, equal to $125,000, based on the Fair Market Value of a share of Common Stock on the date of grant, subject to adjustment and substitution as set forth in Article IV.

(b)   Interim Grants.  Each Non-Employee Director who is not initially elected at a regular annual meeting of the Company’s stockholders shall receive within ten (10) business days of his or her election an Award of a number of Restricted Shares having a Fair Market Value, in the aggregate, on the date of grant equal to a pro rata portion of $125,000, based on the number of full months remaining from the date of election until the first anniversary of the date of the last regular annual meeting divided by twelve.

(c)   Fractional Shares.  Notwithstanding the foregoing, if the number of Restricted Shares subject to an Award, as calculated in accordance with Section 3.1(a) or (b), would cause the Non-Employee Director to receive a fraction of a Restricted Share, the number of Restricted Shares subject to the Award shall be rounded up to the next whole number.

(d)   Discretionary Grants.  Notwithstanding the foregoing provisions of this Section 3.1, the Committee may from time to time increase the value of an annual or interim grant under Section 3.1(a) or (b) or provide an additional Award to any Non-Employee Director, to the extent the Committee determines necessary to induce such individual to become or remain a Non-Employee Director or to reflect an increase in the duties or responsibilities of the Non-Employee Director, subject to all of the terms and conditions of the Plan otherwise applicable to Awards.  Each such Award may become vested on the same schedule as set forth in Section 3.3 or on a different schedule, as the Committee in each case shall determine.

(e)   Shares Remaining for Awards.  If the number of shares of Common Stock then remaining available for the annual grant of Awards under Section 3.1(a) is not sufficient for each Non-Employee Director to be granted such an Award equal to the value specified above (or the number of adjusted or substituted shares pursuant to Article IV), then each Non-Employee Director shall be granted an Award for a number of Restricted Shares equal to the number of shares of Common Stock then remaining available divided by the number of Non-Employee Directors, disregarding any fractions of shares.

3.2  No Payment for Awards.

Restricted Shares shall be awarded in accordance with the terms of the Plan and Restricted Share Agreement and no payment shall be due by the recipient upon the grant of any such Award under the Plan.

3.3  Vesting.

Each Award of Restricted Shares shall become vested in full on the earlier of the first anniversary of the date of grant or the day immediately prior to the date of the next regular annual meeting of the Company’s stockholders following such date of grant, provided in each case that the Non-Employee Director continues to serve as a Non-Employee Director through such vesting date.

Notwithstanding the foregoing, each Award of Restricted Shares shall become fully vested upon the recipient’s Permanent Disability or death.  If a recipient of an Award ceases to be a Non-Employee Director for any reason other than Permanent Disability or death prior to the vesting date specified in the first paragraph of this Section 3.3, the Award shall be forfeited in its entirety; provided, however, that the Committee, in its discretion, may determine that such Award shall become fully vested in whole or in part.

Notwithstanding the foregoing, each Award of Restricted Shares shall become fully vested upon a Change of Control.

3.4  Voting and Dividend Rights.

The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders.  A Restricted Share Agreement, however, may require that the holder of Restricted Shares invest any cash dividends in additional Restricted Shares.  Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

3.5  Restrictions on Transfers.

Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine.  Such restrictions shall be set forth in the applicable Restricted Share Agreement and shall apply in addition to any general restrictions that may apply to all holders of Common Stock.

Unless the Restricted Share Agreement expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Restricted Shares issued under such Award), other than by will or the laws of descent and distribution.  Any purported sale, assignment, conveyance, gift, pledge, hypothecation or transfer in violation of this Section 3.5 shall be void and unenforceable against the Company.

Notwithstanding the foregoing, each Non-Employee Director may designate a beneficiary or beneficiaries to receive an Award in the event of the vesting of an Award due to the Non-Employee Director’s death as described in Section 3.3 by filing the prescribed form with the Company.  The spouse of a Non-Employee Director who is married shall be automatically designated as the beneficiary in the absence of any such written beneficiary designation.  Any beneficiary designation may be changed or canceled at any time.  If no beneficiary has been designated or if no designated beneficiary survives the Non-Employee Director, then any Award that becomes vested upon the Non-Employee Director’s death shall be paid to the Non-Employee Director’s estate.

IV.  OTHER PROVISIONS.

4.1  Adjustments Upon Changes in Capitalization and Ownership.

If the outstanding shares of Common Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization or merger in which the Company is the surviving entity, combination, recapitalization, reclassification, stock split-up, reverse stock split, stock dividend, stock consolidation or otherwise, an appropriate and proportionate adjustment shall be made in the number of shares of Common Stock authorized for issuance under Section 2.3 of the Plan.  A corresponding adjustment to the number of unvested Restricted Shares subject to outstanding Awards shall also be made.  Adjustments under this Section 4.1 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.  No fractional shares of Common Stock shall be issued under this Plan on account of any such adjustment.  If for any reason any person becomes entitled to any interest in a fractional share, a cash payment shall be made of an equivalent value of such interest.

4.2  Government Regulations.

This Plan and the grant of Awards hereunder shall be subject to all applicable rules and regulations of governmental authorities.

4.3  Withholding.

The Company may require, as a condition to releasing Restricted Shares, that the holder of an Award of Restricted Shares make satisfactory arrangements (as determined by the Committee) to pay any sums that federal, state, or local tax law requires to be withheld as a result of the grant or the vesting of Restricted Shares.  The Company shall not be obligated to advise any holder of an Award hereunder of the existence of the tax or the amount which the Company will be so required to withhold.

4.4  Amendment, Termination, and Reissuance.

(a)   The Board of Directors may at any time suspend, amend or terminate this Plan (or any part thereof), and the Committee may make such modifications of the terms and conditions of such recipient’s Award as it shall deem advisable.  No Award of Restricted Shares may be granted during any suspension of this Plan or after such termination.  No amendment, suspension or termination of this Plan or modification of an Award shall, without the consent of the recipient of an Award, adversely alter or impair any rights or obligations under any Award theretofore granted under this Plan.

(b)   In addition to the Board of Directors’ approval of any amendment, if the amendment would (i) materially increase the aggregate number of shares of Common Stock which may be issued under this Plan, other than an adjustment in such number of shares permitted under Section 4.1, (ii) expand the types of awards available under this Plan, (iii) materially expand the class of directors or other individuals eligible to participate in this Plan, or (iv) materially extend the term of this Plan set forth in Section 4.7, then such amendment must be approved by the holders of a majority of the Company’s outstanding capital stock present, or represented, and entitled to vote at a meeting duly held for the purpose of approving such amendment.

4.5  Issuance of Stock Certificates.

The certificates for the Restricted Shares shall bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations.

4.6  Effective Date of this Plan.

This Plan shall, subject to its adoption by the Board of Directors and the approval by the Company’s stockholders in accordance with applicable law and the Company’s Certificate of Incorporation, be effective as of May 23, 2012.

4.7  Expiration.

Unless previously terminated by the Board of Directors, this Plan shall expire at the close of business on the date that is ten (10) years from the Effective Date specified in Section 4.6, and no Award of Restricted Shares shall be granted under it thereafter, but such expiration shall not affect any Award theretofore granted.

4.8  Governing Law.

This Plan and the Awards granted hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and performed within such State, except as such laws may be supplanted by the laws of the United States of America, which laws shall then govern its effect and its construction to the extent they supplant Delaware law.

Exhibit B

2012 RESTRICTED STOCK PLAN FOR DIRECTORS OF

AMPHENOL CORPORATION

NOTICE OF RESTRICTED SHARE AWARD

You have been granted the following Restricted Share Award (“RSA”) of common stock of AMPHENOL CORPORATION (“Amphenol”) under the 2012 Restricted Stock Plan for Directors of Amphenol Corporation (the “Plan”):

Date of Grant:	[Date of Grant]
Name of Recipient:	[Name of Recipient]
Total Number of Shares Subject to the RSA:	[Total Shares]

Fair Market Value per Share:	$[Value Per Share]

Total Fair Market Value of Award:	$[Total Value]

Vesting Schedule:

100% vesting on the earlier of (a) the first anniversary of the Date of Grant or (b) the day immediately prior to the date of the next regular annual meeting of Amphenol’s stockholders following the Date of Grant, provided you continue to serve as an Amphenol director through the vesting date.

Dividend Reinvestment:	[Yes/No]

By your signature and the signature of Amphenol’s representative below, you and Amphenol agree that this RSA is granted under and governed by the terms and conditions of the Plan and the Restricted Share Award Agreement (the “Agreement”), both of which are attached to and made a part of this document.

[NAME OF RECIPIENT]	AMPHENOL CORPORATION

By:

Title:
Print Name

2012 RESTRICTED STOCK PLAN FOR DIRECTORS OF

AMPHENOL CORPORATION

RESTRICTED SHARE AWARD AGREEMENT

Payment for Shares	No cash payment is required for the shares of Amphenol common stock you receive under this Agreement. You are receiving these shares in consideration for services rendered by you.

Vesting

The Restricted Shares that you are receiving under this Agreement will vest as shown in the Notice of Restricted Share Award (the “cover sheet”).

No additional shares will vest after your service as a director has terminated, unless your service terminates because of your death or Permanent Disability.

Forfeiture

If your service as a director of Amphenol terminates for any reason other than your death or Permanent Disability, then your shares will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of termination.  This means that the Restricted Shares will immediately revert to Amphenol.  You will receive no payment for Restricted Shares that are forfeited.

Death or Permanent Disability

Your Restricted Shares will vest immediately if your service as a director of Amphenol terminates due to your death or Permanent Disability.

“Permanent Disability” means that you are unable, by reason of illness or injury, to perform substantially all of your duties as a director of Amphenol for the remainder of your current term.  The Committee determines when your service as a director terminates due to Permanent Disability.

Change of Control	Your Restricted Shares will vest immediately in the event of a Change of Control (as defined under the Plan).

Stock Certificates

The certificate for the Restricted Shares will bear a special legend referring to the forfeiture restrictions.  In addition to or in lieu of imposing the legend, Amphenol may hold the certificates in escrow during the vesting period.  After your Restricted Shares vest, Amphenol will release to you a non-legended certificate for your vested shares.

Stockholder Rights

During the period of time between the date of grant and the date the Restricted Shares become vested, you will have all the rights of a stockholder with respect to the Restricted Shares except for the right to transfer the Restricted Shares, as set forth in this Agreement.  Accordingly, you will have the right to vote the Restricted Shares and to receive any cash dividends paid with respect to the Restricted Shares.  However, if the cover sheet provides for dividend reinvestment, all cash dividends payable on your Restricted Shares prior to vesting will be reinvested in additional Restricted Shares.  Such additional Restricted Shares will be subject to the same terms and conditions as the original Restricted Shares awarded under this Agreement.

Transfer of Shares

Until your Restricted Shares become vested, you may not sell, transfer, assign, pledge or otherwise dispose of the Restricted Shares.  You may, however, designate a beneficiary to receive any of your Restricted Shares that become vested because of your death.

After your Restricted Shares become vested, you may transfer the shares in the same manner, and subject to the same restrictions, as apply to any other Amphenol shares that you own.

Restrictions On Resale

By signing the cover sheet of this Agreement, you agree not to sell any Amphenol shares at a time when applicable laws, Amphenol policies or an agreement between Amphenol and its underwriters prohibit a sale.  This restriction will apply as long as you are a director of Amphenol.

No Retention Rights	Neither your award nor this Agreement gives you the right to be elected as, or to be nominated for election as, a director of Amphenol or to remain a director of Amphenol.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Amphenol shares, the number of shares covered by this Agreement may be adjusted pursuant to the Plan.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to its choice of law provisions).

The Plan and Other Agreements

The text of the 2012 Restricted Stock Plan for Directors of Amphenol Corporation (the “Plan”) is incorporated in this Agreement by reference and attached to this Agreement. All capitalized terms not defined in this Agreement are subject to definition under the Plan. If there is any discrepancy between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall control.

This Agreement, cover sheet and the Plan constitute the entire understanding between you and Amphenol regarding this award. Any prior agreements, commitments or negotiations concerning this award are superseded. This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under the Agreement, this Agreement may be amended only by another written agreement, signed by you and Amphenol.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.